                                                                  EXHIBIT 2.1



                                                                  EXECUTION COPY



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                          AGREEMENT AND PLAN OF MERGER

                   DATED AS OF THE 27th DAY OF JANUARY, 1997

                                  BY AND AMONG

                         CITIZENS BANKING CORPORATION,

                           POLARIS ACQUISITION, INC.

                                      AND

                            CB FINANCIAL CORPORATION





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



                               TABLE OF CONTENTS

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                                                                                 Page
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ARTICLE I.    THE MERGER ........................................................  3
  SECTION 1.1.   Structure of the Merger ........................................  3
  SECTION 1.2.   Effect on Capital Stock ........................................  3
  SECTION 1.3.   Exchange of Certificates .......................................  6
  SECTION 1.4.   Alternative Structure...........................................  8
  SECTION 1.5.   Options ........................................................  8
  SECTION 1.6.   Tax and Accounting Consequences ................................  9

ARTICLE II.   CONDUCT PENDING THE MERGER ........................................  9
  SECTION 2.1.   Conduct of the Company's Business Prior to the Effective Time ..  9
  SECTION 2.2.   Forbearance by the Company .....................................  9
  SECTION 2.3.   Cooperation of the Company ..................................... 12
  SECTION 2.4.   Conduct of Parent's Business Prior to the Effective Time ....... 12
  SECTION 2.5.   Cooperation of Parent .......................................... 13

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY .................... 13
  SECTION 3.1.   Recitals True .................................................. 13
  SECTION 3.2.   Capital Stock .................................................. 13
  SECTION 3.3.   Due Organization ............................................... 13
  SECTION 3.4.   Authority ...................................................... 13
  SECTION 3.5.   Subsidiaries; Significant Investments .......................... 13
  SECTION 3.6.   Shareholder Approvals .......................................... 14
  SECTION 3.7.   No Violations .................................................. 14
  SECTION 3.8.   Consents and Approvals ......................................... 14
  SECTION 3.9.   Company Reports ................................................ 15
  SECTION 3.10.  Absence of Undisclosed Liabilities and Certain Changes or
                 Events.......................................................... 16
  SECTION 3.11.  Taxes........................................................... 16
  SECTION 3.12.  Absence of Claims............................................... 16
  SECTION 3.13.  Absence of Regulatory Actions................................... 16
  SECTION 3.14.  Agreements...................................................... 17
  SECTION 3.15.  Labor Matters................................................... 17
  SECTION 3.16.  Employee Benefit Plans.......................................... 18
  SECTION 3.17.  Properties...................................................... 19
  SECTION 3.18.  Knowledge as to Conditions...................................... 20
  SECTION 3.19.  Compliance with Laws............................................ 20
  SECTION 3.20.  Fees............................................................ 20
  SECTION 3.21.  Environmental Matters........................................... 20

                                     (i)

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  SECTION 3.22.  Allowance....................................................... 23
  SECTION 3.23.  Antitakeover Provisions Inapplicable............................ 23
  SECTION 3.24.  Material Interests of Certain Persons........................... 24
  SECTION 3.25.  Insurance....................................................... 24
  SECTION 3.26.  Investment Securities........................................... 24
  SECTION 3.27.  Pooling of Interests............................................ 24
  SECTION 3.28.  Derivatives..................................................... 25
  SECTION 3.29.  Registration Obligations........................................ 25
  SECTION 3.30.  Books and Records............................................... 25
  SECTION 3.31.  Corporate Documents............................................. 25
  SECTION 3.32.  Company Action.................................................. 25
  SECTION 3.33.  Indemnification................................................. 25
  SECTION 3.34.  Fair Lending; Community Reinvestment Act........................ 25
  SECTION 3.35.  No Omission of Material Fact.................................... 25
  SECTION 3.36.  Conduct of Business............................................. 26

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES OF PARENT........................... 26
  SECTION 4.1.   Recitals True................................................... 26
  SECTION 4.2.   Capital Stock................................................... 26
  SECTION 4.3.   Due Organization................................................ 26
  SECTION 4.4.   Authority....................................................... 26
  SECTION 4.5.   Subsidiaries; Significant Investments........................... 26
  SECTION 4.6.   Shareholder Approvals........................................... 27
  SECTION 4.7.   No Violations................................................... 27
  SECTION 4.8.   Consents and Approvals.......................................... 27
  SECTION 4.9.   Parent Reports.................................................. 28
  SECTION 4.10.  Absence of Undisclosed Liabilities and Certain Changes or
                 Events.......................................................... 28
  SECTION 4.11.  Taxes........................................................... 29
  SECTION 4.12.  Absence of Claims............................................... 29
  SECTION 4.13.  Absence of Regulatory Actions................................... 29
  SECTION 4.14.  Agreements...................................................... 29
  SECTION 4.15.  Labor Matters................................................... 30
  SECTION 4.16.  Employee Benefit Plans.......................................... 30
  SECTION 4.17.  Properties...................................................... 31
  SECTION 4.18.  Knowledge as to Conditions...................................... 32
  SECTION 4.19.  Compliance with Laws............................................ 32
  SECTION 4.20.  Fees............................................................ 32
  SECTION 4.21.  Environmental Matters........................................... 32
  SECTION 4.22.  Allowance....................................................... 34
  SECTION 4.23.  Material Interests of Certain Persons........................... 34

                                     (ii)

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  SECTION 4.24.  Insurance....................................................... 35
  SECTION 4.25.  Investment Securities........................................... 35
  SECTION 4.26.  Pooling of Interests............................................ 35
  SECTION 4.27.  Derivatives..................................................... 35
  SECTION 4.28.  Registration Obligations........................................ 35
  SECTION 4.29.  Books and Records............................................... 35
  SECTION 4.30.  Corporate Documents............................................. 35
  SECTION 4.31.  Parent Action................................................... 36
  SECTION 4.32.  Fair Lending; Community Reinvestment Act........................ 36
  SECTION 4.33.  No Omission of Material Fact.................................... 36
  SECTION 4.34.  Conduct of Business............................................. 36

ARTICLE V.   ADDITIONAL AGREEMENTS............................................... 36
  SECTION 5.1.   Acquisition Proposals........................................... 36
  SECTION 5.2.   Certain Policies of the Company................................. 37
  SECTION 5.3.   Access and Information.......................................... 37
  SECTION 5.4.   Certain Filings, Consents and Arrangements...................... 38
  SECTION 5.5.   Antitakeover Statutes........................................... 38
  SECTION 5.6.   Directors' and Officers' Indemnification........................ 38
  SECTION 5.7.   Additional Agreements........................................... 39
  SECTION 5.8.   Publicity....................................................... 39
  SECTION 5.9.   Regulatory Matters.............................................. 39
  SECTION 5.10.  Shareholders' Meeting........................................... 40
  SECTION 5.11.  Affiliates; Publication of Combined Financial Results........... 41
  SECTION 5.12.  Authorization, Reservation and Listing.......................... 41
  SECTION 5.13.  Notification of Certain Matters................................. 41
  SECTION 5.14.  Board of Directors of Parent and Subsidiary..................... 42
  SECTION 5.15.  Retirement Plans................................................ 42
  SECTION 5.16.  Employment Agreements........................................... 42
  SECTION 5.17.  Director Deferral Plan.......................................... 43

ARTICLE VI.   CONDITIONS TO CONSUMMATION......................................... 43
  SECTION 6.1.   Conditions to All Parties' Obligations.......................... 43
  SECTION 6.2.   Conditions to the Obligations of Parent and Merger Sub.......... 44
  SECTION 6.3.   Conditions to the Obligation of the Company..................... 45

ARTICLE VII.   TERMINATION....................................................... 46
  SECTION 7.1.   Termination..................................................... 46
  SECTION 7.2.   Effect of Termination........................................... 47

                                    (iii)
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
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ARTICLE VIII.   EFFECTIVE DATE AND EFFECTIVE TIME................................ 47
  SECTION 8.1.   Effective Date and Effective Time............................... 47

ARTICLE IX.   OTHER MATTERS...................................................... 48
  SECTION 9.1.   Certain Definitions; Interpretation............................. 48
  SECTION 9.2.   Survival........................................................ 48
  SECTION 9.3.   Waiver.......................................................... 48
  SECTION 9.4.   Counterparts.................................................... 48
  SECTION 9.5.   Governing Law................................................... 49
  SECTION 9.6.   WAIVER OF JURY TRIAL............................................ 49
  SECTION 9.7.   Expenses........................................................ 49
  SECTION 9.8.   Notices......................................................... 49
  SECTION 9.9.   Entire Agreement; Etc........................................... 50
  SECTION 9.10.  Assignment...................................................... 50


ANNEX 1
   Stock Option Agreement

ANNEX 2
   Affiliate Letter




                                     (iv)

                         AGREEMENT AND PLAN OF MERGER



     AGREEMENT AND PLAN OF MERGER, dated as of the 27th day of January, 1997 (this "Plan"), by and among Citizens Banking Corporation ("Parent"), Polaris Acquisition, Inc., a wholly-owned subsidiary of Parent ("Merger Sub"), and CB Financial Corporation (the "Company"). This Plan also constitutes a "Memorandum of Understanding" between Parent, Merger Sub and the Company as such term is used in Section B of Article XI of the Company's Articles of Incorporation.


                                   RECITALS:


     A. Parent. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, with its principal executive offices located in Flint, Michigan. As of the date hereof, Parent has 40,000,000 authorized shares of common stock, without par value, of which no more than 14,344,847 shares were outstanding as of the date hereof, 5,000,000 authorized shares of preferred stock, without par value, none of which were outstanding as of the date hereof, and has no other class of capital stock authorized. Parent is a bank holding company duly registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). All holders of Common Stock of Parent will be entitled to vote with respect to the Merger (as that term is hereinafter defined). The number of shares of Parent outstanding is subject to change prior to the Effective Time (as hereinafter defined) as described in subparagraph E of these Recitals.

     B. Merger Sub. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, with its principal executive offices located in Flint, Michigan. As of the date hereof, the Merger Sub has 60,000 authorized shares of common stock of which 100 shares were outstanding and no other class of capital stock authorized. All the outstanding shares of the capital stock of Merger Sub are owned directly by Parent. The number of shares of Merger Sub outstanding is not subject to change prior to the Effective Time.

     C. The Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, with its principal executive offices located in Jackson, Michigan. As of the date hereof, the Company has 5,000,000 authorized shares of common stock, par value $7.50 per share ("Company Common Stock"), of which 2,801,053 shares were outstanding as of the date hereof, 100,000 authorized shares of preferred stock, without par value, none of which were outstanding as of the date hereof, and has no other class of capital stock authorized. The Company is a bank holding company duly registered with the Federal Reserve Board under the BHC Act. All holders of common stock of the Company will be entitled to vote with respect to the Merger. The number of shares of Company Common Stock outstanding is subject to change prior to the Effective Time as described in subparagraph D of these Recitals.

     D. Options, Etc. Neither the Company nor any of its subsidiaries has any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock, except as set forth in the Company Disclosure Letter (as defined in Article III), which includes details on the terms and conditions of any such options including the grantee, vesting periods and exercise prices of any options.

     E. Parent Options, Etc. Neither the Parent nor any of its subsidiaries has any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock except as set forth in the Parent Reports (as defined in Section 4.9).

     F. Stock Option Agreement. As a condition and inducement to Parent's and Merger Sub's willingness to enter into this Plan, the Company is entering into a Stock Option Agreement dated as of the date hereof in the form of Annex 1 hereto (the "Stock Option Agreement") with Parent pursuant to which the Company has granted to Parent an option to purchase shares of Company Common Stock.

     G. Tax-Free Reorganization. The parties hereto intend that the Merger provided for herein shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, and this Plan is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code.

     H. Board Approvals. The respective Boards of Directors of Parent, Merger Sub and the Company have duly approved this Plan and have duly authorized its execution and delivery and a majority of the members of the Company's Board of Directors voting in favor of this Plan were duly elected and acting members of the Board of Directors of the Company prior to the date hereof.

     In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                            ARTICLE I.  THE MERGER



     SECTION 1.1. Structure of the Merger. On the Effective Date (as defined in Section 8.1):

     (a) Effect of the Merger. Merger Sub will merge (the "Merger") with and into the Company, with the Company being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in the Michigan Business Corporation Act (the "State Corporation Law"). The separate corporate existence of Merger Sub shall thereupon cease. The name of the surviving corporation shall be "CB Financial Corporation." The Surviving Corporation shall continue to be governed by the State Corporation Law and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in Section 724 of the State Corporation Law.

     (b) Articles of Incorporation and By-laws. The articles of incorporation and by-laws of the Surviving Corporation shall be the articles of incorporation and by-laws of the Company immediately prior to the Effective Time (as defined in Section 8.1).

     (c)  Directors and Officers.   The Board of Directors of Merger Sub
immediately prior to the Effective Time shall be the initial Board of Directors of the Surviving Corporation and the officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation.

     SECTION 1.2. Effect on Capital Stock. At the Effective Time (as defined in Section 8.1), automatically and without any action on the part of any holder of any of the following securities:

     (a) Conversion of Outstanding Shares. Each share (a "Share") of Company Common Stock issued and outstanding at the Effective Time (other than shares held directly or indirectly by Parent, other than shares held in a fiduciary or agency capacity or in satisfaction of a debt previously contracted), shall be converted, subject to Sections 1.2(b) and 1.2(e), into the right to receive
1.489 shares (the "Exchange Ratio") of validly issued, fully paid and nonassessable shares ("Parent Shares") of the common stock, without par value, of Parent (the "Parent Common Stock"). The aggregate number of Parent Shares that shall be issued in the Merger, subject to Section 1.2(b), shall be referred to herein as the "Stock Amount."

     (b) Company Termination Right; Parent Adjustment Right; Parent Termination Right.

          (i) Company Termination Right. The Company shall have the right to elect to abandon the Merger and terminate this Plan, if its Board of Directors so determines, whether before or after approval of the Merger by the shareholders of the Company or of Parent, if the Final Parent Stock Price (as defined below) shall be less than $25.30 (the "Floor Price") subject, however, to the following Subparagraph (ii):

          (ii) Parent Adjustment Right. If the Company makes an election to abandon the Merger under subparagraph (i) above, it shall give written notice thereof to Parent within 2 calendar days after the end of the Valuation Period (as defined below) or
                    such right shall be deemed waived.   If the Company shall
                    have the right to terminate this Plan pursuant to subparagraph (i) above but shall not have done so within such period, or at any time within 2 calendar days of the Company's having done so, and if the Final Parent Stock Price is not less than $23.72, Parent shall have the right but not the obligation to elect to increase the Exchange Ratio by multiplying (A) the Exchange Ratio by (B) the number of Parent Shares, carried to three decimal places, which when multiplied by the Final Parent Stock Price will equal the Floor Price; and increasing the Stock Amount such that (A) the per Share value of the Parent Common Stock received (valued at the Final Parent Stock Price) is at least equal to the per Share consideration that would have been received if the Final Parent Stock Price had been equal to the Floor Price and (B) the Merger continues to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and as a pooling of interests for accounting purposes. If Parent elects to make the above-described adjustment within such period, it shall give prompt written notice to the Company thereof, and set forth the increase in the Parent Common Stock which will be delivered to holders of Company Common Stock, whereupon no abandonment or termination shall be deemed to have occurred and this Plan shall remain in effect in accordance with its terms (except the Exchange Ratio and Stock Amount shall have been so increased). If the Company shall not have made the election to abandon the Merger under subparagraph (i) above and Parent shall not have elected to make the above-described adjustment, then the Stock Amount shall not be increased, the other adjustments contemplated by the foregoing provisions of this subparagraph shall not be made and this Plan shall remain in effect in accordance with its terms.

          (iii) Parent Termination Right. Notwithstanding any other provision of this Plan, in the event that the Final Parent Stock Price shall be more than $37.96 (the "Ceiling Price"), Parent shall have the right to elect to abandon and terminate this Plan, if its Board of Directors so determines, whether before or after approval of the Merger by the shareholders of the Company or of Parent; provided, however, that this subparagraph (iii) shall not apply if the Final Parent Stock Price exceeds the Ceiling Price and prior to or during the Valuation Period (as defined below) (A) Parent has signed a letter of intent or a definitive agreement providing for, or (B) any person other than the

                    Company, its officers and directors or any of their affiliates shall have made a bona fide proposal to Parent, by public announcement or written communication that is the subject of public disclosure to engage in (including any situation in which such person shall have commenced, as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, or shall have filed a registration statement with respect to a tender offer to purchase Parent Common Stock), or (C) Parent has publicly announced that it is engaged in discussions, in each case, involving a reorganization, merger, consolidation or similar transaction between Parent and an unaffiliated third party, if as a result of such transaction, shareholders of Parent (immediately prior to the date such transaction is announced or such agreement is executed) will not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction.

          (iv) The following definitions apply for purposes of this Section 1.2(b):

                    (A) "Final Parent Stock Price" shall mean the average of the Closing Prices of Parent Common Stock for the Valuation Period;

                    (B) "Closing Prices" shall mean the last sale price for shares of Parent Common Stock listed on The Nasdaq Stock Market (as reported by The Wall Street Journal, or if not reported thereby, another authoritative source) for each trading day during the Valuation Period; and

                    (C) "Valuation Period" shall mean the twenty (20) consecutive days on which shares of Parent Common Stock are traded on The Nasdaq Stock Market ending on the seventh (7th) calendar day immediately prior to the anticipated Effective Time.

     (c) Cancellation. Each Share held directly or indirectly by Parent, other than shares held in a fiduciary or agency capacity or in satisfaction of a debt previously contracted, and shares held as treasury stock of the Company, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto.

     (d) Capital Stock of Merger Sub. The shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

     (e) Adjustments to Exchange Ratio. The Exchange Ratio and Stock Amount shall be equitably adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization or other like change with respect to Parent Common Stock or Company Common Stock, as applicable, occurring after the date hereof and prior to the Effective Date.

     (f) Fractional Shares. No certificates or script representing less than one Parent Share shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of Certificates for exchange shall be paid, upon such surrender, cash (without interest) determined by multiplying (i) the Final Parent Stock Price by (ii) the fractional interest of Parent Common Stock to which such holder would otherwise be entitled. As soon as practicable after determining the amount of cash, if any, to be paid to former holders of Company Common Stock with respect to any fractional shares of Parent Common Stock, the Exchange Agent shall promptly pay such amounts to such holders in accordance with this Article I.

     SECTION 1.3.  Exchange of Certificates.

     (a) Exchange Agent. Parent shall supply, or shall cause to be supplied, to or for the account of ChaseMellon Shareholder Services, L.L.C., or such other bank (which may be a subsidiary of Parent) or trust company as shall be designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this Section 1.3, through the Exchange Agent, certificates evidencing the Parent Shares issuable pursuant to Section 1.2 in exchange for outstanding Shares.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing Parent Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.3(c), and
(C) cash in respect of fractional shares as provided in Section 1.2(f) (the Parent Shares, dividends, distributions and cash being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, the Merger Consideration may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.3 and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and subject to Section 1.2(f), to evidence the ownership of the number of full Parent Shares into which such shares of Company Common Stock shall have been so converted. Parent Shares issued in the Merger shall be issued as of and deemed to be outstanding as of the Effective Time. Parent shall cause all such Parent Shares issued in accordance with the Merger to be duly authorized, validly issued, fully paid and nonassessable.

     (c) Distributions With Respect to Unexchanged Parent Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent shares and (ii) at the appropriate payment date, the amount of dividend or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender.

     (d) Transfers of Ownership. If any certificate for Parent Shares is to be issued in a name other than that which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Certificate for Parent Shares in any name other than that of the registered holder of the certificate surrendered, or have established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (e) Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Plan to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Plan as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

     (f) No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, there shall be no transfers on the stock transfer records of the

Company of any shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Plan in accordance with the procedures set forth in this Section 1.3.

     (g) Unclaimed Merger Consideration. Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be repaid by the Exchange Agent to Parent. Any shareholder of the Company who has not theretofore complied with this Section 1.3 shall thereafter be entitled to look only to Parent for payment of the Merger Consideration deliverable in respect of each share of Company Common Stock held by such shareholder without any interest thereon. If outstanding certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be paid over to Parent), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a check for the Merger Consideration deliverable in exchange therefor.

     SECTION 1.4.  Alternative Structure.  Notwithstanding anything in this
Plan to the contrary, Parent may specify that, before or after the Merger, any of its direct or indirect subsidiaries and the Company and any of its direct or indirect subsidiaries shall enter into transactions other than those described in Article I hereof in order to effect the purposes of this Plan, and Parent and the Company shall take all action necessary and appropriate to effect, or cause to be effected, such transactions; provided, however, that no such specification shall materially and adversely effect the timing of the consummation of the transactions contemplated herein or the tax effect or economic benefits of the Merger to the holders of Company Common Stock.

     SECTION 1.5. Options. Immediately prior to or at the Effective Time, each outstanding employee stock option to purchase shares of Company Common Stock (an "Option") granted under (i) the CB Financial Corporation 1992 Employee Stock Option Plan (the "1992 Option Plan"), (ii) the CB Financial Corporation Nonqualified and Deferred Compensation Plan for Independent Directors (the "Director Plan") and (ii) any other stock option plan or arrangement of the Company

(such plans or arrangements, together with the 1992 Option Plan and the Director Plan, are hereinafter collectively referred to as the "Option Plans"), shall be canceled, and each Option, whether or not then vested or exercisable, shall be converted into the right to receive shares of Parent Common Stock at a ratio which shall be determined by dividing (i) the difference of the product of the Exchange Ratio and the Final Parent Stock Price less the exercise price of each Option by (ii) the Final Parent Stock Price. The Company shall use all reasonable efforts to effectuate the foregoing, including without limitation amending the Option Plans and obtaining any necessary consents from Option holders, in such form as is reasonably acceptable to Parent and which shall include an acknowledgment that such transaction may be subject to applicable withholding taxes, which the Company shall withhold as required by law; provided, however, that prior to the Effective Time, the Board of Directors of the Company shall adopt such resolutions or take such other actions as are permitted and required to adjust, effective immediately prior to the Effective Time, the terms of each outstanding Option under the Option Plans as to which any such consent is not obtained prior to the Effective Time to provide that such Option shall be converted into the right, upon exercise of such Option at any time after the Effective Time, to receive shares of Parent Common Stock as provided herein.

     SECTION 1.6. Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. The parties hereto hereby adopt this Plan as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.


                    ARTICLE II.  CONDUCT PENDING THE MERGER


     SECTION 2.1. Conduct of the Company's Business Prior to the Effective Time. Except as expressly provided in this Plan, during the period from the date of this Plan to the Effective Time, the Company shall, and shall cause each of its subsidiaries to, (i) conduct its business in the usual, regular and ordinary course of business consistent with past practice, (ii) use its best efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company, Parent, Merger Sub or any subsidiary thereof to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Plan and (iv) take no action that is reasonably likely to have a Material Adverse Effect (as defined in Section 9.1 hereof) on the Company.

     SECTION 2.2. Forbearance by the Company. During the period from the date of this Plan to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries, without the prior written consent of Parent, to:

     (a) other than in the ordinary course of business consistent with past practice, make any loan or advance or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;

     (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire, or securities evidencing a right to convert into or acquire, any shares of its capital stock, except for regular quarterly cash dividends both (i) at a rate per share of Company Common Stock not in excess of $0.30 per share and (ii) having record dates and payment dates consistent with past practice, provided, however, that the Company may not declare regular quarterly cash dividends after receipt of all regulatory approvals necessary for consummation (excluding any applicable waiting periods) of the Merger to the extent that the Company's shareholders would, after giving effect to the Merger, be eligible to receive a dividend from Parent for the same quarter for which the Company did not declare a dividend as a result of this subsection 2.2(b)(ii) and may not declare any regular quarterly cash dividends in any quarter if with respect to such quarter the amount of the dividend exceeds the amount of net income for such quarter; or issue any additional shares of capital stock except pursuant to the exercise of Company options outstanding as of the date hereof and on the terms in effect on the date hereof;

     (c) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force as of the date of this Plan;

     (d) make any capital expenditures, other than capital expenditures made in the ordinary course of business consistent with past practice in amounts not exceeding $50,000, individually, or $200,000 in the aggregate;

     (e) increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to or fund or otherwise establish any trust or account related to any Employee Plan (as defined in Section 3.16), with or for the benefit of any employee, other than general increases in compensation in the ordinary course of business consistent with past practice not in excess of an average of 3% in any 12-month period or any amendment required by applicable law (provided that any such amendment shall provide the least increase to cost permitted under such applicable law), or voluntarily accelerate the vesting of any stock options or other compensation or benefit;

     (f)       (i)       other than in the ordinary course of business
                         consistent with past practice in individual amounts not to exceed $50,000 or $200,000 in the aggregate or in securities transactions as provided in (f)(ii) below, make any investment either by contributions to capital, property transfers, or purchase of any property or assets of any person, provided that the Company shall make no acquisition of business operations without Parent's prior consent; or

               (ii) other than purchases of direct obligations of the United States of America with a remaining maturity at the time of purchase of 3 years or less, purchase or acquire securities of any type; provided, however, that, in the case of investment securities, the Company may purchase (or permit any subsidiary of the Company to purchase) investment securities if, within two business days after the Company requests in writing (which notice shall describe in detail the investment securities to be purchased and the price thereof) that Parent consent to the making of any such purchase, Parent has approved such request in writing or has not responded in writing to such request;

     (g) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $50,000;

     (h) settle any claim, action or proceeding involving any liability of the Company or any of its subsidiaries for money damages in excess of $50,000 or material restrictions upon the operations of the Company or any of its subsidiaries;

     (i) except in the ordinary course of business and in amounts less than $250,000 in the aggregate waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

     (j) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) unsecured loans, advances or commitments in amounts less than $250,000 made in the ordinary course of business consistent with past practice and made in conformity with all applicable policies and procedures, (ii) secured loans, advances or commitments in an amount less than $1,000,000 made in the ordinary course of business consistent with past practice and made in conformity with all applicable policies and procedures and (iii) loans or advances as to which the Company has a legally binding obligation to make such loan or advance as of the date hereof and a description of which has been provided by the Company in writing to Parent prior to the execution of this Plan;

     (k) except as contemplated by Section 5.2, change its fiscal year or its method of accounting as in effect at December 31, 1996, except as required by changes in generally accepted accounting principles as concurred in by the Company's independent auditors;

     (l) knowingly take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Parent to exercise its rights under the Stock Option Agreement;

     (m) enter into any new activities or lines of business, or cease to conduct any activities or lines of business that it conducts on the date hereof, or conduct any business activity not consistent with past practice;

     (n)  amend its articles of incorporation or its by-laws; or

     (o) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.2 or any action which would make any of the representations or warranties of the Company contained in this Plan incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     SECTION 2.3. Cooperation of the Company. The Company shall, and the Company shall cause each of its subsidiaries to, cooperate with Parent and Merger Sub in completing the transactions contemplated hereby, including, as set forth in Section 1.4, with respect to any merger or consolidation of the Company's subsidiaries with Parent's subsidiary which the Parent may request and the taking of actions and giving of notices related thereto and providing such notices as may be required to terminate those contracts identified by Parent prior to the Effective Time, which terminations shall be effective on the Effective Date and conditioned upon the consummation of the Merger. Neither the Company nor any of its subsidiaries shall take, cause to be taken or agree or make any commitment to take any action: (i) that would cause any of the representations or warranties that are set forth in Article III hereof not to be true and correct, or (ii) that is inconsistent with or prohibited by Section 2.1 or Section 2.2.

     SECTION 2.4. Conduct of Parent's Business Prior to the Effective Time. Except as expressly provided in this Plan, during the period from the date of this Plan to the Effective Time, Parent shall, and shall cause each of its subsidiaries to, (i) conduct its business in the usual, regular and ordinary course of business consistent with past practice, (ii) take no action outside of the ordinary course of business (mergers and acquisitions by Parent shall be deemed to be in the ordinary course of its business) which would adversely affect or delay the ability of the Company, Parent, Merger Sub or any subsidiary thereof to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Plan and (iii) take no action that is reasonably likely to have a Material Adverse Effect on Parent. Parent shall not knowingly take any action that would prevent or impede the Merger from qualifying for "pooling of interests" accounting treatment or as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Parent to exercise its rights under the Stock Option Agreement.

     SECTION 2.5 Cooperation of Parent. Parent shall, and Parent shall cause each of its subsidiaries to, cooperate with the Company in completing the transactions contemplated hereby and shall not take, cause to be taken or agree to make any commitment to take any action (i) that is reasonably likely to have a Material Adverse Effect on Parent, or (ii) that is inconsistent with or prohibited by Section 2.4.


          ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company represents and warrants to Parent and Merger Sub, that, except as specifically disclosed in a letter (the "Company Disclosure Letter") of the Company delivered to Parent prior to the execution of this Plan (and making specific reference to the Section of this Plan for which an exception is taken or for which information is required):

     SECTION 3.1. Recitals True. The facts set forth in the Recitals of this Plan with respect to the Company are true and correct.

     SECTION 3.2. Capital Stock. All outstanding shares of capital stock of the Company and its subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any preemptive rights.

     SECTION 3.3. Due Organization. Each subsidiary of the Company is a corporation or banking organization duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Each of the Company's subsidiaries which is a bank is a member of the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") and all of its deposits are subject to assessment by the BIF.

     SECTION 3.4. Authority. Each of the Company and its subsidiaries has the power and authority, and is duly qualified in all jurisdictions (except for such qualifications the absence of which, in the aggregate, would not have a Material Adverse Effect on Company) where such qualification is required, to carry on its business as it is now being conducted and to own all its properties and assets, and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

     SECTION 3.5. Subsidiaries; Significant Investments. The only subsidiaries of the Company are set forth in the Company Disclosure Letter.
All of the shares of capital stock of each subsidiary of the Company are owned directly and of record by the Company or a wholly-owned subsidiary of the Company, in each such case free and clear of all liens, claims, encumbrances and restrictions on transfer ("Liens") and there are no Options with respect to any such capital stock. Neither the Company nor any of its subsidiaries maintains a liquidation or similar type of account. None of the Company or any of such subsidiaries owns any equity securities, any security convertible or exchangeable into an equity security or any rights to acquire any equity security except those of its subsidiaries as listed in the Company Disclosure Letter.

     SECTION 3.6.  Shareholder Approvals.

     (a) Subject to the receipt of required shareholder approval of this Plan, this Plan and the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company. In addition, the Company has received the written opinion of ABN AMRO Chicago Corporation to the effect that the Merger Consideration to be received by the shareholders of the Company is fair to such shareholders from a financial point of view and will provide as soon as practicable after the date hereof a true and complete copy of such opinion to Parent. Subject to receipt of (i) such shareholder approval and
(ii) the required approvals, consents or waivers of governmental authorities referred to in Section 6.1(b), this Plan is a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles.

     (b) The affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote on this Plan is the only shareholder vote required for approval of the Plan and consummation of the Merger and the other transactions contemplated hereby.

     SECTION 3.7. No Violations. The execution, delivery and performance of this Plan by the Company do not, and the consummation of the transactions contemplated hereby by the Company and each of its subsidiaries will not, constitute (a) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any subsidiary of the Company or to which the Company or any of its subsidiaries (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (b) a breach or violation of, or a default under, the articles of incorporation or by-laws or similar organizational documents of the Company or any subsidiary of the Company or (c) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any subsidiary of the Company under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or any subsidiary of the Company is a party, or to which any of their respective properties or assets may be bound or affected.

     SECTION 3.8. Consents and Approvals. Except for (a) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of the Company's and Parent's shareholders (the "Company Meeting" and "Parent Meeting," respectively) to be held in connection with this Plan and the transactions contemplated hereby (the "Joint Proxy Statement") and the registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus, (b) the filing of the Certificate of Merger with the Department of Consumer and Industry Services pursuant to the State Corporation Law, and (c) the approval of this Plan by the requisite vote of the shareholders of the Company, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality or with any third party are necessary in connection with (i) the execution and delivery by the Company of this Plan and (ii) the consummation by the Company of the Merger and the other transactions contemplated hereby.

     SECTION 3.9. Company Reports.

     (a) As of their respective dates, neither the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, nor any other document filed by the Company subsequent to December 31, 1995 under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), each in the form (including exhibits) filed with the SEC) (collectively, the "Company Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and the Company Reports complied in all material respects with the requirements of the Securities Exchange Act. Each of the consolidated balance sheets contained or incorporated by reference in the Company Reports (including in each case any related notes and schedules) fairly presented in all material respects the financial position of the entity or entities to which it relates as of its date and each of the consolidated statements of income, consolidated statements of shareholders, equity and consolidated statement of cash flows, contained or incorporated by reference in the Company Reports (including in each case any related notes and schedules), fairly presented in all material respects the results of operations, stockholders, equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

     (b) Except with respect to the filing of a registration statement on Form S-8 in connection with the Company's 401(k) Plan, which is currently in process, the Company and each of its subsidiaries have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1993 with (i) the SEC, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the BIF, (vi) any state banking or insurance commission or other regulatory authority (each, a "State Regulator") (such entities collectively, the "Regulatory Agencies"), and (vii) the National Association of Securities Dealers, Inc. and any other self-regulatory organization (an "SRO"), and all other material reports and statements required to be filed by them since December 31, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the Regulatory Agencies or any SRO, and have paid all fees and assessments due and payable in connection therewith.

     SECTION 3.10. Absence of Undisclosed Liabilities and Certain Changes or Events. Since December 31, 1995, the Company and its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and have not incurred any material liability, except in the ordinary course of their business consistent with past practice. Since December 31, 1995, there has not been any change in the condition (financial or other), properties, business, results of operations or prospects of the Company or its subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Company.

     SECTION 3.11. Taxes. All federal, state, local, and foreign tax returns required to be filed by or on behalf of the Company or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all respects. All taxes shown on such returns have been paid in full or adequate provision has been made for any such taxes on the Company's balance sheet (in accordance with generally accepted accounting principles). There is no audit examination, deficiency, or refund litigation with respect to any taxes of the Company or any of its subsidiaries that could result in a determination. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on the Company's balance sheet (in accordance with generally accepted accounting principles). The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

     SECTION 3.12. Absence of Claims. Except as set forth in the Company Disclosure Letter and except for retail collections and mortgage foreclosures in the ordinary course of business, as of the date hereof, no litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against the Company or any of its subsidiaries, and, to the best of the Company's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated.

     SECTION 3.13. Neither the Company nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

     SECTION 3.14. Agreements.

     (a) Except for this Plan and arrangements made in the ordinary course of business, the Company and its subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the Company Reports filed prior to the date of this Plan. Except as disclosed in the Company Reports filed prior to the date of this Plan and except as set forth in the Company Disclosure Letter, neither the Company nor any of its subsidiaries is a party to an oral or written (i) other than with respect to the agreement referenced in Section 3.20 hereof, consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) involving the payment of more than $25,000 per annum, (ii) agreement with any executive officer or other key employee of the Company or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its subsidiaries of the nature contemplated by this Plan and which provides for the payment of in excess of $25,000, (iii) agreement with respect to any executive officer of the Company or any of its subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $25,000 per annum, (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan, (v) agreement containing covenants that limit the ability of the Company or any of its subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the Company (including any successor thereof) or any of its subsidiaries may carry on its business (other than as may be required by law or any regulatory agency) or (vi) agreement (other than agreements relating to credit or credit equivalent type transactions by bank subsidiaries of the Company) containing provisions under which the Company or any of its subsidiaries is obligated to pay in excess of $50,000 per annum.

     (b) Neither the Company nor any of its subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

     SECTION 3.15. Labor Matters. Neither the Company nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving the Company or any of its subsidiaries pending or threatened.

     SECTION 3.16. Employee Benefit Plans. The Company Disclosure Letter contains a complete and correct list of the names and current annual salary or director fees, as applicable, for each director and officer of the Company and each of its subsidiaries, including those whose compensation was paid in whole or in part by persons or entities other than the Company or any of its subsidiaries (bonus, commission and perquisite arrangements, written or unwritten, with respect to such persons will be provided to Parent within ten
(10) calendar days of the date hereof). The Company Disclosure Letter also contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto in respect to any present or former directors, officers, or other employees of the Company or any of its subsidiaries (hereinafter referred to collectively as the "Employee Plans"). (i) All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither the Company nor any of its subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which could subject the Company or any subsidiary to a material tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA; and all contributions required to be made under the terms of any Employee Plan have been timely made or have been reflected on the Company's balance sheet (ii) no liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been or is expected by the Company or any of its subsidiaries to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA (a "Pension Plan"), or with respect to any "single employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by the Company or any entity (an "ERISA Affiliate") which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate Plan"); and no proceedings have been instituted to terminate any Pension Plan or ERISA Affiliate Plan and no condition exists that presents a material risk of the institution of such proceedings; (iii) no Pension Plan or ERISA Affiliate Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan and ERISA Affiliate Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or ERISA Affiliate Plan as of the end of the most recent plan year with respect to the respective Pension Plan or ERISA Affiliate Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or ERISA Affiliate Plan prior to the date hereof, and there has been no material change in the financial condition of any such Pension Plan or ERISA Affiliate Plan since the last day of the most recent plan year; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or ERISA Affiliate Plan within the 12-month period ending on the date hereof; (iv) neither the Company nor any subsidiary of the Company has provided or is required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to section 401(a)(29) of the Code; (v) neither the Company, its subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980; (vi) each Employee Plan of the Company or any of its subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has received a favorable determination letter from the Internal Revenue Service deeming such plan (a "Qualified Plan") to be qualified under Section 401(a) of the Code; and neither the Company nor its subsidiaries are aware of any circumstances likely to result in revocation of any such favorable determination letter; (vii) each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder; all Employee Plans covering foreign participants comply in all material respects with applicable local law , and there are no material unfunded liabilities with respect to any Employee Plan which covers foreign employees; (viii) there is no pending or threatened litigation, administrative action or proceeding relating to any Employee Plan; (ix) there has been no announcement or commitment by the Company or any subsidiary of the Company to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not increase the cost of such Employee Plan; and the Company and its subsidiaries do not have any obligations for retiree health and life benefits under any Employee Plan except as set forth in the Company Disclosure Letter, and there are no such Employee Plans that cannot be amended or terminated without incurring any liability thereunder; (x) with respect to the Company or any of its subsidiaries, except as specifically identified in the Company Disclosure Letter, the execution and delivery of this Plan and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by the Company or any subsidiary of the Company to any person which is an "excess parachute payment" (as defined in Section 28OG of the Code) under any Employee Plan, increase or secure (by way of a trust or other vehicle) any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit, and (xi) with respect to each Employee Plan, the Company has supplied to Parent a true and correct copy, if applicable, of (A) the two most recent annual reports on the applicable form of the Form 5500 series filed with the Internal Revenue Service (the "IRS',), (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan, (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan and (G) the most recent financial statements and auditor's report.

     SECTION 3.17. Properties. Except as disclosed in the Company Reports filed prior to the date hereof, the Company and its subsidiaries (a) have good, clear and marketable title to all the properties and assets which are material to the Company's business on a consolidated basis and are reflected in the latest audited statement of condition included in the Company Reports as being owned by the Company and its subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof), free and clear of all Liens except (i) statutory Liens securing payments not yet due, (ii) Liens on assets of subsidiaries of the Company incurred in the ordinary course of their business and (iii) such imperfections or irregularities of title or Liens as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, in either case in such a manner as to have a Material Adverse Effect on the Company, and (b) are collectively the lessee of all leasehold estates which are material to the Company's business on a consolidated basis and are reflected in the latest audited financial statements included in the Company Reports or acquired after the date thereof (except for leases that have expired by their terms or as to which the Company has agreed to terminate or convey since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company's knowledge, the lessor, other than defaults that would not have a Material Adverse Effect on the Company. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession of all such leases. Substantially all the Company's and its subsidiaries, owned buildings, structures and equipment have been well maintained and are in good and serviceable condition, normal wear and tear excepted.

     SECTION 3.18. Knowledge as to Conditions. As of the date hereof, the Company knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 6.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

     SECTION 3.19. Compliance with Laws. Since December 31, 1993, the Company and each of its subsidiaries have complied in all material respects with all applicable laws. The Company and each of its subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of the Company, no suspension or cancellation of any of them is threatened.

     SECTION 3.20. Fees. Other than financial advisory services performed for the Company by ABN AMRO Chicago Corporation in an amount and pursuant to an agreement both previously disclosed to Parent and attached to the Company Disclosure Letter, neither the Company nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Company or any subsidiary of the Company, in connection with the Plan or the transactions contemplated hereby.

     SECTION 3.21. Environmental Matters.

          (a) Except as will not, individually or in the aggregate, involve any liability of the Company or any of its subsidiaries in excess of $1,000,000, with respect to the Company and each of its subsidiaries:

               (i) Each of the Company and its subsidiaries, the Participation Facilities, and the Loan Properties (each as defined below) are, and have been, in substantial compliance with all Environmental Laws (as defined below);

               (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum against it or any of its subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on a site owned, leased or operated by it or any of its subsidiaries or any Participation Facility;

               (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or the Company or any of its subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material or oil whether or not occurring at or on a site owned, leased or operated by a Loan Property;

               (iv) There is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.21(a)(ii) or (iii);

               (v) The properties currently or formerly owned or operated by the Company or any of its subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material (as defined below) other than as permitted under applicable Environmental Law (provided, however, that with respect to properties formerly owned or operated by the Company or any of its subsidiaries, such representation is limited to the period the Company or any such subsidiary owned or operated such properties);

               (vi) None of it or any of its subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

               (vii) There are no underground storage tanks on, in or under any properties or Participation Facility and, except with respect to the property of the Company's subsidiary owned and operated in St. Johns, Michigan, which is fully described in the Company Disclosure Letter, no underground storage tanks have been closed or removed from any properties or Participation Facility which are or have been in the ownership of it or any of its subsidiaries;

               (viii) During the period of (A) its or any of its subsidiaries, ownership or operation of any of their respective current properties, (B) its or any of its subsidiaries, participation in the management of any Participation Facility, or (C) its or any of its subsidiaries, holding of a security interest in a Loan Property, there has been no contamination by or release of Hazardous Material or oil in, on, under or affecting such properties. Prior to the period of (x) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (y) its or any of its subsidiaries, participation in the management of any Participation Facility, or (z) its or any of its subsidiaries, holding of a security interest in a Loan Property, there was no contamination by or release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property; and

               (ix) None of it or its subsidiaries participates in the management of a Loan Property or Participation Facility to an extent that it would be deemed an "owner or operator" as defined in 42 U.S.C. Section 9601 or any similar Environmental Law.

     (b) The following definitions apply for purposes of this Section 3.21: (i) "Loan Property" means any property in which the applicable party (or a subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (ii) "Participation Facility" means any facility in which the applicable party (or a subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary or agency capacity) and, where required by the context, includes the owner or operator of such property; (iii) "Environmental Law" means (A) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any governmental entity, (x) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or
(y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect, including all current Environmental Laws. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal and the federal Toxic Substances Control Act, the Federal insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, and (B) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (iv) "Hazardous Material" means any substance in any concentration which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance , hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     SECTION 3.22. Allowance. The allowance for possible loan losses shown on the Company's unaudited balance sheet as of September 30, 1996 was, and the allowance for possible loan losses shown on the balance sheets in the Company Reports for periods ending after the date of this Plan will be, adequate, as of the date thereof, under generally accepted accounting principles applicable to banks and bank holding companies. The Company has disclosed to Parent in writing prior to the execution hereof and has set forth in the Company Disclosure Letter all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Company and its subsidiaries that have been classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import and the aggregate amount thereunder of each such category or type. The Other Real Estate Owned included in any non-performing assets of the Company or any of its subsidiaries is carried net of reserves at the lower of cost or market value based on current independent appraisals.

     SECTION 3.23. Antiakeover Provisions Inapplicable. The Company has taken all actions required to exempt this Plan and the Merger and any amendment or revision thereto, the Stock Option Agreement and any amendment or revision thereof and the transactions contemplated hereby and thereby from any state antitakeover laws, including without limitation, Chapters 7A and 7B of the State Corporation Law.

     SECTION 3.24. Material Interests of Certain Persons. Except as disclosed in the Company's Proxy Statement for its 1996 Annual Meeting of Stockholders, no officer or director of the Company, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of its subsidiaries other than loan relationships established in the ordinary course of business which were made on substantially the same terms as comparable transactions made with unrelated parties prevailing at the time of such transactions.

     SECTION 3.25. Insurance. The Company and its subsidiaries are presently insured, and since December 31, 1993, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by the Company and its subsidiaries are in full force and effect, the Company and its subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. Since December 31, 1993, no claim by the Company or any of its subsidiaries on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. In the best judgment of the Company's management, such insurance coverage is adequate and will be available in the future under terms and conditions substantially similar to those in effect on the date hereof. Between the date hereof and the Effective Time, the Company and its subsidiaries will maintain the levels of insurance coverage in effect on the date hereof and will submit all potential claims existing prior to the Effective Time to its insurance carrier on or before the Effective Time. The Company Disclosure Letter lists all insurance policies maintained by or for the benefit of the Company, of its subsidiaries or its directors, officers, employees or agents, specifying the (i) type of policy and a brief description thereof, (ii) policy limits and (iii) self insurance amounts.

     SECTION 3.26. Investment Securities. Except for pledges to secure public and trust deposits and reverse repurchase agreements entered into in arm's-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of the Company included in the Company's Report on Form 10-Q for the quarter ended September 30, 1996, and none of the material investments made by it or any of its subsidiaries since December 31, 1995, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

     SECTION 3.27. Pooling of Interests. As of the date of this Plan, the Company has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

     SECTION 3.28. Derivatives. Neither the Company nor any of its subsidiaries is currently a party to any interest rate swap, cap, floor, option agreement, other interest rate risk management arrangement or agreement or derivative-type security or derivative arrangement or agreement.

     SECTION 3.29. Registration Obligations. Neither the Company nor any of its subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act of 1933, as amended.

     SECTION 3.30. Books and Records. The books and records of the Company and its subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

     SECTION 3.31. Corporate Documents. The Company has delivered to Parent true and complete copies of (i) its articles of incorporation and by-laws and
(ii) the charter and by-laws of each subsidiary of the Company.

     SECTION 3.32. Company Action. The Board of Directors of the Company has adopted resolutions recommending that this Plan be approved by the shareholders of the Company and directing that this Plan be submitted for consideration by the Company's shareholders at the Company Meeting.

     SECTION 3.33. Indemnification. Except as provided in the State Corporation Law and in the by-laws of the Company and its subsidiaries, neither the Company nor any subsidiary of the Company is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of the Company or a subsidiary of the Company (a "Covered Person"), and to the best knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under Section 5.6 if such provisions were deemed to be in effect.

     SECTION 3.34. Fair Lending; Community Reinvestment Act. As of the date hereof, with the exception of routine investigation of consumer complaints, neither the Company nor any of its subsidiaries has been advised that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. Each of the Company's subsidiaries received a CRA rating of "1" or "outstanding" in its most recent CRA examination.

     SECTION 3.35. No Omission of Material Fact. No representation or warranty by the Company in this Plan or under any documents, instruments, certificates or schedules delivered or to be delivered pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading. None of the information regarding the Company or any of its subsidiaries or the transactions contemplated hereby supplied or to be supplied by the Company or any of its subsidiaries for inclusion in any documents or filings to be filed with any regulatory authority in connection with the transactions contemplated hereby will contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements or facts contained therein not misleading.

     SECTION 3.36. Conduct of Business. Since September 30, 1996, except as contemplated by this Plan, neither the Company nor any of its subsidiaries has taken any action which would have violated Section 2.1 or Section 2.2 had such Sections been in effect since September 30, 1996. The Company has not purchased or caused to be purchased any Company Common Stock since 1994.


             ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF PARENT


     Parent and Merger Sub represent and warrant to the Company that, except as specifically disclosed in a letter (the "Parent Disclosure Letter") of Parent delivered to the Company prior to the execution of this Plan (and making specific references to the section of this Plan for which an exception is taken):

     SECTION 4.1. Recitals True. The facts set forth in the Recitals of this Plan with respect to Parent and Merger Sub are true and correct.

     SECTION 4.2. Capital Stock. All outstanding shares of capital stock of Parent and its subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to any preemptive rights.

     SECTION 4.3. Due Organizations. Each subsidiary of Parent is a corporation or banking organization duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Each of the Parent's subsidiaries which is a bank is a member of the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") and all of its deposits are subject to assessment by the BIF.

     SECTION 4.4. Authority. Each of Parent and its subsidiaries has the power and authority, and is duly qualified in all jurisdictions (except for such qualifications the absence of which, in the aggregate, would not have a Material Adverse Effect on Parent) where such qualification is required, to carry on its business as it is now being conducted and to own all its properties and assets, and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

     SECTION 4.5. Subsidiaries; Significant Investments. The only subsidiaries of Parent are set forth in the Disclosure Letter. All of the shares of capital stock of each subsidiary of Parent are owned directly and of record by Parent or a wholly-owned subsidiary of Parent, in each such case free and clear of all Liens and there are no options or similar rights with respect to any such capital stock. Neither Parent nor any of its subsidiaries maintains a liquidation or similar type of account.

None of Parent or any of such subsidiaries owns any equity securities, any security convertible or exchangeable into an equity security or any rights to acquire any equity security except those of its subsidiaries as listed in the Parent Disclosure Letter.

     SECTION 4.6.  Shareholder Approvals.

     (a) Subject to the receipt of required shareholder approval of this Plan, this Plan and the transactions contemplated herein have been duly authorized by all necessary corporate action of Parent and Merger Sub. In addition, Parent expects to receive the written opinion of its financial advisor to the effect that the Merger is fair to Parent and its shareholders from a financial point of view in standard industry form with respect to transactions of this nature. Subject to receipt of (i) such shareholder approval and (ii) the required approvals, consents or waivers of governmental authorities referred to in
Section 6.1(b), this Plan is a valid and binding agreement of Parent and Merger Sub enforceable against each in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles.

     (b) The affirmative vote of a majority of the outstanding shares of Parent Common Stock entitled to vote on this Plan and the vote of the sole shareholder of Merger Sub are the only shareholder votes required for approval of the Plan and consummation of the Merger and the other transactions contemplated hereby.

     SECTION 4.7. No Violations. The execution, delivery and performance of this Plan by Parent and Merger Sub do not, and the consummation of the transactions contemplated hereby by Parent and each of its subsidiaries will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Parent or any subsidiary of Parent or to which Parent or any of its subsidiaries (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) a breach or violation of, or a default under, the articles of incorporation or by-laws or similar organizational documents of Parent or any subsidiary of Parent or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Parent or any subsidiary of Parent under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Parent or any subsidiary of Parent is a party, or to which any of their respective properties or assets may be bound or affected.

     SECTION 4.8. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (b) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices ("State Approvals"), (c) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, (d) the filing of the Certificate of Merger with the Department of Consumer and Industry Services pursuant to the State Corporation Law, (e) any notices to or filings with the Small Business Administration ("SBA"), (f) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Plan, and (g) the approval of this Plan by the requisite vote of the shareholders of the Company, and the Parent, no consents or approvals of or filings or registrations with any Regulatory Agencies or with any third party are necessary in connection with (i) the execution and delivery by Parent and Merger Sub of this Plan and (ii) the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby.

     SECTION 4.9.  Parent Reports.

     (a) As of their respective dates, neither Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, nor any other document filed by Parent subsequent to December 31, 1995 under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, each in the form (including exhibits) filed with the SEC (collectively, the "Parent Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and the Parent Reports complied in all material respects with the requirements of the Securities Exchange Act. Each of the consolidated balance sheets contained or incorporated by reference in the Parent Reports (including in each case any related notes and schedules) fairly presented in all material respects the financial position of the entity or entities to which it relates as of its date and each of the consolidated statements of income, consolidated statements of shareholders, equity and consolidated statement of cash flows, contained or incorporated by reference in the Parent Reports (including in each case any related notes and schedules), fairly presented in all material respects the results of operations, stockholders, equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

     (b) Parent and each of its subsidiaries have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1993 with (i) the Regulatory Agencies, and (ii) any SRO, and all other material reports and statements required to be filed by them since December 31, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the Regulatory Agencies or any SRO, and have paid all fees and assessments due and payable in connection therewith.

     SECTION 4.10. Absence of Undisclosed Liabilities and Certain Changes or Events. Since December 31, 1995, Parent and its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and have not incurred any material liability, except in the ordinary course of their business consistent with past practice. Since December 31, 1995, there has not been any change in the condition (financial or other), properties, business, results of operations or prospects of Parent or its subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on Parent.

     SECTION 4.11. Taxes. All federal, state, local, and foreign tax returns required to be filed by or on behalf of Parent or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all respects. All taxes shown on such returns have been paid in full or adequate provision has been made for any such taxes on Parent's balance sheet (in accordance with generally accepted accounting principles). There is no audit examination, deficiency, or refund litigation with respect to any taxes of Parent or any of its subsidiaries that could result in a determination. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on Parent's balance sheet (in accordance with generally accepted accounting principles). Parent has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

     SECTION 4.12. Absence of Claims. As of the date hereof, no litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against Parent or any of its subsidiaries, and, to the best of Parent's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated, which in any case is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent or to hinder or delay consummation of the transactions contemplated hereby.

     SECTION 4.13. Absence of Regulatory Actions. Neither Parent nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of Government Regulators nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

     SECTION 4.14.  Agreements.

     (a) Except for this Plan and arrangements made in the ordinary course of business, Parent and its subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the Parent Reports filed prior to the date of this Plan.

     (b) Neither Parent nor any of its subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

     SECTION 4.15. Labor Matters. Neither Parent or any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is Parent or any of its subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving Parent or any of its subsidiaries pending or threatened.

     SECTION 4.16. Employee Benefit Plans. (i) All of Parent's pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans", as defined under ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto in respect to any present directors, officers, or other employees of Parent or any of its subsidiaries (hereinafter referred to collectively as the "Parent Employee Plans") comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither Parent nor any of its subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Parent Employee Plan which could subject Parent or any subsidiary to a material tax or penalty under Section 4975 of the Code or
Section 502(i) of ERISA; and all contributions required to be made under the terms of any Parent Employee Plan have been timely made or have been reflected on Parent's balance sheet (ii) no liability to the PBGC has been or is expected by Parent or any of its subsidiaries to be incurred with respect to any Parent Employee Plan which is subject to Title IV of ERISA (a "Parent Pension Plan"), or with respect to any "single employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by Parent or any entity (an "ERISA Affiliate") which is considered one employer with Parent under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate Plan"); and no proceedings have been instituted to terminate any Parent Pension Plan or ERISA Affiliate Plan and no condition exists that presents a material risk of the institution of such proceedings; (iii) no Parent Pension Plan or ERISA Affiliate Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Parent Pension Plan and ERISA Affiliate Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Parent Pension Plan or ERISA Affiliate Plan as of the end of the most recent plan year with respect to the respective Parent Pension Plan or ERISA Affiliate Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Parent Pension Plan or ERISA Affiliate Plan prior to the date hereof, and there has been no material change in the financial condition of any such Parent Pension Plan or ERISA Affiliate Plan since the last day of the most recent plan year; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Parent Pension Plan or ERISA Affiliate Plan within the 12-month period ending on the date hereof; (iv) neither Parent nor any subsidiary of Parent has provided or is required to provide, security to any Parent Pension Plan or to any ERISA Affiliate Plan pursuant to section 401(a)(29) of the Code; (v) neither Parent, its subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980; (vi) each Parent Employee Plan of Parent or any of its subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has received a favorable determination letter from the Internal Revenue Service deeming such plan (a "Qualified Parent Plan") to be qualified under Section 401(a) of the Code; and neither Parent nor its subsidiaries are aware of any circumstances likely to result in revocation of any such favorable determination letter; (vii) each Qualified Parent Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder; all Parent Employee Plans covering foreign participants comply in all material respects with applicable local law , and there are no material unfunded liabilities with respect to any Parent Employee Plan which covers foreign employees; (viii) there is no pending or threatened litigation, administrative action or proceeding relating to any Parent Employee Plan; (ix) there has been no announcement or commitment by Parent or any subsidiary of Parent to create an additional Parent Employee Plan, or to amend an Parent Employee Plan except for amendments required by applicable law which do not increase the cost of such Parent Employee Plan; and Parent and its subsidiaries do not have any obligations for retiree health and life benefits under any Parent Employee Plan which would have a Material Adverse Effect on Parent.

     SECTION 4.17. Properties. Except as disclosed in the Parent Reports filed prior to the date hereof, Parent and its subsidiaries (a) have good, clear and marketable title to all the properties and assets which are material to Parent's business on a consolidated basis and are reflected in the latest audited statement of condition included in the Parent Reports as being owned by Parent and its subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof), free and clear of all Liens except (i) statutory Liens securing payments not yet due, (ii) Liens on assets of subsidiaries of Parent incurred in the ordinary course of their business and (iii) such imperfections or irregularities of title or Liens as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, in either case in such a manner as to have a Material Adverse Effect on Parent, and (b) are collectively the lessee of all leasehold estates which are material to Parent's business on a consolidated basis and are reflected in the latest audited financial statements included in the Parent Reports or acquired after the date thereof (except for leases that have expired by their terms or as to which Parent has agreed to terminate or convey since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Parent's knowledge, the lessor, other than defaults that would not have a Material Adverse Effect on Parent. Each of Parent and each of its subsidiaries enjoys peaceful and undisturbed possession of all such leases. Substantially all Parent's and its subsidiaries, owned buildings, structures and equipment have been well maintained and are in good and serviceable condition, normal wear and tear excepted.

     SECTION 4.18. Knowledge as to Conditions. As of the date hereof, Parent knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 6.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

     SECTION 4.19. Compliance with Laws. Since December 31, 1993, Parent and each of its subsidiaries have complied in all material respects with all applicable laws. Parent and each of its subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of Parent, no suspension or cancellation of any of them is threatened.

     SECTION 4.20.  Fees.  Other than financial advisory services referred to in
Section 4.6, neither Parent nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for Parent or any subsidiary of Parent, in connection with the Plan or the transactions contemplated hereby.

     SECTION 4.21.  Environmental Matters.

          (a) Except as will not, individually or in the aggregate, have a Material Adverse Effect on Parent, with respect to Parent and each of its subsidiaries:

               (i) Each of Parent and its subsidiaries, the Participation Facilities, and the Loan Properties (each as defined below) are, and have been, in substantial compliance with all Environmental Laws (as defined below);

               (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum against it or any of its subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on a site owned, leased or operated by it or any of its subsidiaries or any Participation Facility;

               (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or Parent or any of its subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material or oil whether or not occurring at or on a site owned, leased or operated by a Loan Property;

               (iv) There is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.21(a)(ii) or (iii);

               (v) The properties currently or formerly owned or operated by Parent or any of its subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material (as defined below) other than as permitted under applicable Environmental Law (provided, however, that with respect to properties formerly owned or operated by Parent or any of its subsidiaries, such representation is limited to the period Parent or any such subsidiary owned or operated such properties);

               (vi) None of it or any of its subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

               (vii) There are no underground storage tanks on, in or under any properties or Participation Facility and no underground storage tanks have been closed or removed from any properties or Participation Facility which are or have been in the ownership of it or any of its subsidiaries;

               (viii) During the period of (A) its or any of its subsidiaries, ownership or operation of any of their respective current properties, (B) its or any of its subsidiaries, participation in the management of any Participation Facility, or (C) its or any of its subsidiaries, holding of a security interest in a Loan Property, there has been no contamination by or release of Hazardous Material or oil in, on, under or affecting such properties. Prior to the period of (x) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (y) its or any of its subsidiaries, participation in the management of any Participation Facility, or (z) its or any of its subsidiaries, holding of a security interest in a Loan Property, there was no contamination by or release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property; and

               (ix) None of it or its subsidiaries participates in the management of a Loan Property or Participation Facility to an extent that it would be deemed an "owner or operator" as defined in 42 U.S.C. Section 9601 or any similar Environmental Law.

     (b) The following definitions apply for purposes of this Section 4.21: (i) "Loan Property" means any property in which the applicable party (or a subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (ii) "Participation Facility" means any facility in which the applicable party (or a subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary or agency capacity) and, where required by the context, includes the owner or operator of such property; (iii) "Environmental Law" has the meaning set forth in Section 3.21(b); and (iv) "Hazardous Material" has the meaning set forth in Section 3.21(b).

     SECTION 4.22. Allowance. The allowance for possible loan losses shown on Parent's unaudited balance sheet as of September 30, 1996 was, and the allowance for possible loan losses shown on the balance sheets in its Parent Reports for periods ending after the date of this Plan will be, adequate, as of the date thereof, under generally accepted accounting principles applicable to banks and bank holding companies. The Other Real Estate Owned included in any non-performing assets of Parent or any of its subsidiaries is carried net of reserves at the lower of cost or market value based on current independent appraisals.

     SECTION 4.23. Material Interest of Certain Persons. Except as disclosed in Parent's Proxy Statement for its 1996 Annual Meeting of Stockholders, no officer or director of Parent, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Parent or any of its subsidiaries other than loan relationships established in the ordinary course of business which were made on substantially the same terms as comparable transactions made with unrelated parties prevailing at the time of such transactions.

     SECTION 4.24. Insurance. Parent and its subsidiaries are presently insured, and since December 31, 1993, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Parent and its subsidiaries are in full force and effect, Parent and its subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. Since December 31, 1993, no claim by Parent or any of its subsidiaries on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. In the best judgment of Parent's management, such insurance coverage is adequate and will be available in the future under terms and conditions substantially similar to those in effect on the date hereof. Between the date hereof and the Effective Time, Parent and its subsidiaries will maintain the levels of insurance coverage in effect on the date hereof.

     SECTION 4.25. Investment Securities. Except for pledges to secure public and trust deposits and reverse repurchase agreements entered into in arm's-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of Parent included in Parent's Report on Form 10-Q for the quarter ended September 30, 1996, and none of the material investments made by it or any of its subsidiaries since December 31, 1995, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

     SECTION 4.26. Pooling of Interests. As of the date of this Plan, Parent has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

     SECTION 4.27. Derivatives. Neither Parent nor any of its subsidiaries is currently a party to any interest rate swap, cap, floor, option agreement, other interest rate risk management arrangement or agreement or derivative-type security or derivative arrangement or agreement.

     SECTION 4.28. Registration Obligations. Except as contemplated by the terms of this Plan, neither Parent nor any of its subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act of 1933, as amended.

     SECTION 4.29. Books and Records. The books and records of Parent and its subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

     SECTION 4.30. Corporate Documents. Parent has delivered to the Company true and complete copies of (i) its articles of incorporation and by-laws and
(ii) the charter and by-laws of each subsidiary of Parent.

     SECTION 4.31. Parent Action. The Board of Directors of Parent has adopted resolutions recommending that this Plan be approved by the shareholders of Parent and directing that this Plan be submitted for consideration by Parent's shareholders at the Parent Meeting.

     SECTION 4.32. Fair Lending; Community Reinvestment Act. As of the date hereof, with the exception of routine investigation of consumer complaints, neither Parent nor any of its subsidiaries has been advised that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. Each of Parent's subsidiaries received a CRA rating of "1" or "outstanding" in its most recent CRA examination.

     SECTION 4.33. No Omission of Material Fact. No representation or warranty by Parent in this Plan or under any documents, instruments, certificates or schedules delivered or to be delivered pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements or facts
contained herein or therein not misleading.   None of the information regarding
Parent or any of its subsidiaries or the transactions contemplated hereby supplied or to be supplied by Parent or any of its subsidiaries for inclusion in any documents or filings to be filed with any regulatory authority in connection with the transactions contemplated hereby will contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements or facts contained therein not misleading.

     SECTION 4.34. Conduct of Business. Since September 30, 1996, except as contemplated by this Plan, neither Parent nor any of its subsidiaries has taken any action which would have violated Section 2.4 had such Section been in effect since September 30, 1996.


                        ARTICLE V. ADDITIONAL AGREEMENTS


     SECTION 5.1. Acquisition Proposals. The Company agrees that neither it nor any of its subsidiaries nor any of the respective officers and directors of the Company or its subsidiaries shall, and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, if the Company's Board of Directors determines, upon receipt of a written opinion of its outside counsel, that it is required to take the following action in order to fulfill their fiduciary duties to the Company's shareholders under the State Corporation Law, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and enforce any confidentiality agreements to which it or any of its subsidiaries is a party. The Company will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.1. The Company will notify (describing the relevant facts) Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company.

     SECTION 5.2. Certain Policies of the Company. At the request of Parent, the Company shall modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) after the date on which all required regulatory approvals are received and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of Parent and generally accepted accounting principles. The Company's representations, warranties and covenants contained in this Plan shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.2 nor shall the conditions set forth in Section 5.13 of this Plan be deemed to have occurred by virtue thereof.

     SECTION 5.3. Access and Information. Upon reasonable notice, each of the Company and Parent shall (and shall cause its subsidiaries to) afford to the other party and its representatives (including, without limitation, directors, officers and employees of the other party and its affiliates, and counsel, accountants and other advisors retained by the other party and its affiliates) such access (including, without limitation, for the purpose of conducting supplemental due diligence reviews) during normal business hours throughout the period prior to the Effective Time, except that with respect to the Company, during the Due Diligence Period (as defined in Section 7.1(g)) access shall be provided each calendar day during the periods requested by Parent, to the books, records (including, without limitation, loan and credit files, tax returns and work papers of independent auditors), properties, personnel and to such other information as such party may reasonably request; provided, however, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made herein. The Company and Parent will not, and each will cause its representatives not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, the Company and Parent will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 5.3 unless such information (i) was already known to the Company or Parent, as the case may be, or an affiliate of the Company or Parent, (ii) becomes available to the Company or Parent, as the case may be, or an affiliate of the Company or Parent, as the case may be, from other sources not known by such party to be bound by a confidentiality agreement,
(iii) is disclosed with the prior written approval of the Company or Parent, as the case may be, or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same.

     SECTION 5.4. Certain Filings, Consents and Arrangements. Parent, Merger Sub and the Company shall, and Parent and the Company shall cause their respective subsidiaries to, (a) as soon as practicable make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby, (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings (including, at the Effective Time, the filing of a Certificate of Merger pursuant to the State Corporation Law), furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and (c) deliver to the other copies of the publicly available portions of all such filings and applications promptly after they are filed.

     SECTION 5.5. Antitakeover Statutes. The Company shall take all actions necessary (i) to exempt the Company and the Plan from the requirements of any state antitakeover law by action of its Board of Directors or otherwise and
(ii), upon the request of Parent, to assist in any challenge by Parent to the applicability to the Merger of any state antitakeover law.

     (a) From and after the Effective Time through the sixth anniversary of the Effective Date, Parent agrees to indemnify and hold harmless each present and former director and officer of the Company and its subsidiaries determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys, fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the extent to which such Indemnified Parties were entitled under the State Corporation Law and the Company's articles of incorporation or by-laws in effect on the date hereof, and Parent shall also advance expenses as incurred to the extent permitted under the State Corporation Law and the Company's articles of incorporation and by-laws.

     (b) Any Indemnified Party wishing to claim indemnification under Section 5.6(a), upon learning of any such claim, action, suit, proceeding or investigation, shall as promptly as possible notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent shall pay the reasonable fees and expenses of one such counsel for the Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is not permitted or is prohibited by applicable law.

     SECTION 5.7. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

     SECTION 5.8. Publicity. The initial press release announcing this Plan shall be a joint press release and thereafter the Company and Parent shall consult with each other in issuing any press releases or otherwise making public statements with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

     SECTIONN 5.9. Regulatory Matters.

     (a) Parent and the Company shall promptly prepare and file with the SEC the Joint Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company and Parent shall thereafter mail or deliver the Joint Proxy Statement to their respective shareholders. Parent shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Plan, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

     (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Plan (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. The Company and Parent shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Parent or the Company, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Plan and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) The Company and Parent shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of the Company, Parent or any of their respective subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Plan.

     (d) The Company and Parent shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Plan which causes such party to believe that there is a reasonable likelihood that any regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

     SECTION 5.10. Shareholders' Meeting. Each of Parent and Company shall take all action necessary, in accordance with applicable law and its articles of incorporation and by-laws, to convene a meeting of its shareholders as promptly as practicable for the purpose of approving the issuance of Parent Shares pursuant to this Plan and approving this Plan, respectively. The Board of Directors of the Company and Parent shall unanimously recommend that this Plan be approved by the shareholders of each of the Company and Parent, as applicable; provided, however, that the Board of Directors of either the Company or Parent may withdraw its recommendation and make no recommendation with respect to the Plan, if either board determines, upon receipt of a written opinion of its outside counsel, that it is required to do so in order to fulfill its respective fiduciary duties to its shareholders under the State Corporation Law. Notwithstanding the preceding sentence, the Company shall not in any way be relieved of its obligation to convene a meeting of its shareholders as promptly as practicable for the purpose of approving this Plan.

     SECTION 5.11. Affiliates; Publication of Combined Financial Results.

     (a) Each of the Company and Parent shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Plan, and prior to the date of the shareholders meetings called by the Company and Parent to approve this Plan, a written agreement, in the form of Annex 2 hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of the Company Common Stock or Parent Common Stock held by such "affiliate" and, in the case of the "affiliates" of the Company, the shares of Parent Common Stock to be received by such "affiliate" in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of the Company and Parent.

     (b) Parent shall use its best efforts to publish as promptly as reasonably practical but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

     SECTION 5.12. Authorization, Reservation and Listing. By appropriate resolution, a certified copy of which shall be provided to the Company, the Board of Directors of Parent shall, prior to the Effective Time, authorize and reserve the required number of shares of Parent Common Stock to be issued pursuant to the Plan of Merger. Parent shall cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on The Nasdaq Stock Market, subject to official notice of issuance, prior to the Effective Time.

     SECTION 5.13. Notification of Certain Matters.

     (a) Each party shall give prompt notice to the others of: (i) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Plan and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of its operations, to which it or any subsidiary is a party or is subject; and (ii) any Material Adverse Effect or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such Material Adverse Effect. Each of the Company, Parent and Merger Sub shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Plan.

     (b) From and after the due date hereof to the Effective Time and at and as of the Effective Time, the Company shall supplement or amend any of its representations and warranties which apply to the period after the date hereof by delivering monthly updates to the Company Disclosure Letter ("Disclosure Letter Updates") to Parent with respect to any matter hereafter arising which, in its good faith judgment, would render any such representation or warranty after the date of this Plan materially inaccurate or incomplete as a result of such matter arising. The Disclosure Letter Updates shall be provided to Parent on or before the 25th day of each calendar month. Within twenty (20) days after receipt of any Disclosure Letter Update (or if cure is promptly commenced by the Company, but is not effected within thirty (30) days after receipt of any Disclosure Letter Update (the "Cure Period")), Parent may exercise its right to terminate this Plan pursuant to Section 7.1(f) hereof, if the information in such Disclosure Letter Update together with the information in any or all of the Disclosure Letter Updates previously provided Parent, indicates that a Material Adverse Effect with respect to the Company has occurred or is reasonably likely to occur which either has not or cannot be cured within the Cure Period, or (ii) which does not result primarily from changes in the general level of interest rates.

     SECTION 5.14. Board of Directors of Parent and Subsidiary. Parent will take such action as may be necessary so that the number of directors of Parent shall be increased by one (1) subsequent to the Effective Time and so that the number of directors of its Michigan banking subsidiary will be increased by two
(2) subsequent to the Effective Time. One (1) individual designated by the Board of Directors of the Company within thirty (30) days prior to the Effective Time and acceptable to Parent in accordance with the policies of Parent with respect to the service of directors shall be added to the Board of Directors of Parent subsequent to the Effective Time and two (2) individuals designated by the Board of Directors of the Company within thirty (30) days prior to the Effective Time and acceptable to Parent in accordance with the policies of its Michigan banking subsidiary with respect to the service of directors shall be added to the Board of Directors of its Michigan banking subsidiary subsequent to the Effective Time. Such individuals shall hold office for the terms which shall coincide with the remaining terms of the classes to which they are added.

     SECTION 5.15. Retirement Plans. For purposes of crediting periods of service for eligibility and vesting, but not for benefit accrual purposes, under Parent's qualified defined benefit pension plan (the "Parent Retirement Plan") and the Parent's Amended and Restated Section 401(k) Plan (the "Parent 401(k)
Plan), and for purposes of crediting periods of service for eligibility for other employee benefits provided to employees of Parent, employees of the Company who otherwise would be eligible to participate in such plans and benefit programs after the Effective Time shall be given credit for service with the Company prior to the Effective Time.

     SECTION 5.16. Employment Agreements. Parent agrees to cause to be honored the employment agreements of the Company with Brian D. Bell and Steven W. Seely in effect as of the date hereof and further agrees to cause to be honored the nonqualified retirement benefit which the Company has committed to provide James Burtch, all of which are identified in the Company Disclosure Letter.

     SECTION 5.17. Director Deferral Plan. Notwithstanding anything to the contrary contained in this Plan, at or prior to the Effective Time, the Company and its subsidiaries shall take such actions as are necessary or reasonably requested by Parent to terminate the Director Plan and the deferred compensation agreements entered into between the Company, or its subsidiaries, and any of its or their directors (the "Deferred Compensation Agreements") as of the Effective Date. Provided that as of the Effective Time, any Participant (as defined in the Director Plan) in the Director Plan shall (i) be considered to be a participant under Parent's Second Amended and Restated Director Deferred Compensation Plan, as amended (the "Parent Director Plan") and (ii) have the balance of his or her Deferred Compensation Account (as defined in the Director
Plan) immediately credited for the benefit of such Participant in the Parent Director Plan. Thereafter, each such Participant shall be deemed a participant under the Parent Director Plan. Any Options outstanding at the time of the termination of the Director Plan shall not be affected by such termination but, to the extent not exercised, shall be treated as provided in Section 1.5 of this Plan. Except as provided herein, the termination of the Director Plan will not affect any amounts, reflected in the books and records of the Company, (i) due to each participant in the Director Plan and (ii) due to each director, who has entered into a Deferred Compensation Agreement under such plan. The Company shall provide to Parent, within ten (10) calendar days of the date hereof, the name of each director subject to the Director Plan, the number of options issued to such director and the terms related thereto and the amount of all director fees deferred under the Director Plan.


                     ARTICLE VI. CONDITIONS TO CONSUMMATION


     SECTION 6.1. Conditions to All Parties' Obligations. The respective obligations of Parent, Merger Sub and the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

     (a) The Plan and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of the Company and Parent in accordance with their respective articles of incorporation and applicable law.

     (b) Parent, Merger Sub, the Company and each of their respective subsidiaries shall have procured, if required in the opinion of counsel for Parent, the approvals, consents or waivers with respect to the Plan and the transactions contemplated hereby by (i) the Reserve Bank of Chicago, (ii) the appropriate State Regulators, and (iii) the Federal Reserve Board, and all applicable statutory waiting periods shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that, in the opinion of counsel for Parent , are necessary or appropriate for the consummation of the transactions contemplated by the Plan; provided, however, that no approval, consent or waiver referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, (i) would result in a Material Adverse Effect on Parent, (ii) imposes any requirement upon Parent, the Company or their respective subsidiaries to (x) dispose of any asset which is material to Parent or the Company, (y) materially restrict or curtail the current business operations or activities of Parent or the Company or (z) raise an amount of capital, the issuance and sale of which, in the absence of the Merger and the other transactions contemplated by this Plan, would in Parent's judgment be materially burdensome in light of Parent's capital raising policies or (iii) would reduce the benefits of the transactions contemplated by the Plan to Parent in so significant a manner that Parent, in its judgment, would not have entered into this Plan had such condition or requirement been known at the date hereof.

     (c) The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (d) Parent and the Company shall each have received a letter from their respective independent accountants addressed to Parent or the Company, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

     (e) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Plan shall have been satisfied.

     (f) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transaction contemplated by this Plan, and no litigation or proceeding shall be pending against Parent or the Company or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

     (g) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transaction contemplated by this Plan.

     SECTION 6.2. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

     (a) Each of the representations and warranties of the Company contained in this Plan shall have been true on the date hereof and shall be true in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); the Company shall have performed, in all material respects, each of its covenants and agreements contained in this Plan; and Parent shall have received a certificate signed by the Chief Executive Officer and the Chief Financial officer of the Company, dated the Effective Date, to the foregoing effect.

     (b) Parent shall have received a written opinion, dated the Effective Date, from Howard & Howard Attorneys, P.C., counsel to the Company, in form and substance satisfactory to Parent.

     (c) Parent shall have received a written opinion from Dykema Gossett PLLC, in form and substance satisfactory to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code.

     (d)  Parent shall have received the fairness opinion referred to in Section
4.6 prior to the date of the Parent shareholder meeting and such fairness opinion shall not have been withdrawn.

     (e) The Company shall not have experienced any event, change or occurrence that has had a material adverse effect upon the financial condition of the Company and its subsidiaries taken as a whole.

     SECTION 6.3. Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

     (a) Each of the representations and warranties of Parent and Merger Sub contained in this Plan shall have been true on the date hereof and shall be true in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Parent and Merger Sub shall have performed, in all material respects, each of its covenants and agreements contained in this Plan; and the Company shall have received certificates signed by the Chief Financial Officer of Parent, dated the Effective Date, to the foregoing effect.

     (b) The Company shall have received a written opinion from Howard & Howard Attorneys, P.C. in form and substance satisfactory to the Company, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368 of the Code.

     (c) The fairness opinion referred to in Section 3.6 shall not have been withdrawn.

     (d) The Company shall have received a written opinion, dated the Effective Date, from Dykema Gossett PLLC, in form and substance satisfactory to the Company.

     (e) Parent shall not have experienced any event, change or occurence that has had a material adverse effect upon the financial condition of Parent and its subsidiaries taken as a whole.


                            ARTICLE VII. TERMINATION


     SECTION 7.1. Termination. This Plan may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of the Company or Parent;

     (a) by mutual consent of the Boards of Directors of Parent and the Company; or

     (b) by either Parent or the Company, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Plan shall have become impossible to satisfy if, but only if, such party has used its best efforts and acted in good faith in attempting to satisfy all such conditions and if such party is not then in breach or default in any material respect of this Plan; or

     (c) by the Board of Directors of Parent if (i) there has been a material breach or default by the Company of any representation or warranty or in the observance of its convenants and agreements contained in this Plan of which notice has been given in writing by Parent and which has not been cured within thirty (30) business days of receipt of such notice; or (ii) the Effective Time has not occurred prior to September 30, 1997 without fault on the part of Parent, or (iii) a public announcement with respect to an Acquisition Proposal shall have been made by any person other than Parent or an affiliate of Parent and the Board of Directors of the Company shall have (A) failed to publicly reject or oppose such Acquisition Proposal within ten (10) days of the public announcement of such proposal, plan or intention or (B) shall have modified, amended or withdrawn its recommended approval of this Plan and the Merger to the Company's shareholders; or

     (d) by the Board of Directors of the Company if (i) there has been a material breach or default by Parent of any representation or warranty or in the observance of its covenants and agreements contained in this Plan of which notice has been given in writing by the Company and which has not been cured within thirty (30) business days of receipt of such notice; or (ii) the Effective Time has not occurred prior to September 30, 1997 without fault on the part of the Company; or

     (e) by the Board of Directors of either Parent or the Company (i) if any shareholder approval of the Company required for consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof; or (ii) if any shareholder approval of Parent required for consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof or (iii) if any Regulatory Agency has denied approval for the Merger and, if such denial is appealable, neither Parent nor the Company has filed a petition seeking review of such order of denial or taken other similar action under applicable law, within thirty (30) days after the issuance or entry by the governmental agency of such order of denial; or

     (f)  by Parent pursuant to Section 5.13(b); or

     (g) by Parent, at its sole discretion, at any time within twenty-two (22) calendar days from the date Parent is advised in writing by Arthur Andersen that its audit work papers for the Company's 1996 calendar year financial results are available, in accordance with Section 5.3, for review by Parent and its designees, and, if such advice is not provided by Arthur Anderson, at any time prior to the Effective Time (the "Due Diligence Period"); or

     (h)  by the Company or Parent pursuant to Section 1.2(b).

     SECTION 7.2. Effect of Termination. Subject to the provisions of Section 1.2(b), in the event of the termination of this Plan as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Plan shall forthwith become null and void, and there shall be no liability on the part of Parent, Merger Sub, the Company, or any of their officers or directors except (i) for fraud or willful and material breach of this Plan and
(ii) that Sections 5.3, 7.2, 9.2, 9.6 and 9.7 hereof shall survive any termination of this Plan.


                ARTICLE VIII. EFFECTIVE DATE AND EFFECTIVE TIME


     SECTION 8.1. Effective Date and Effective Time. On such date as Parent selects, which shall be within 30 days after the last to occur of the expiration of all applicable waiting periods in connection with approvals of governmental authorities occurs and the receipt of all approvals of governmental authorities and all conditions to the consummation of the Merger are satisfied or waived, or on such earlier or later date as may be agreed in writing by the parties, a certificate of merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date and at such time as may be specified in such certificate of merger. The date and time of such filing or such later effective date is herein called the "Effective Date". The "Effective Time" of the Merger shall be the time of such filing or as set forth in such certificate of merger.

                           ARTICLE IX. OTHER MATTERS

     SECTION 9.1. Certain Definitions; Interpretation. As used in this Plan, the following terms shall have the meanings indicated:

     "material" means material with respect to the entity in question and its respective subsidiaries, taken as a whole.


     "Material Adverse Effect", with respect to a person, means any condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the condition (financial or other), properties, assets, business, results of operations or prospects of such person and its subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Plan.

     "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

     "subsidiary", with respect to a person, means any other person controlled by such person.

When a reference is made in this Plan to Sections or Annexes, such reference shall be to a Section of, or Annex to, this Plan unless otherwise indicated. The table of contents and headings contained in this Plan are for ease of reference only and shall not affect the meaning or interpretation of this Plan. Whenever the words "include", "includes", or "including" are used in this Plan, they shall be deemed followed by the words "without limitation". Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular.

     SECTION 9.2. Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including the Stock Option Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Plan and shall not survive the Effective Time.

     SECTION 9.3. Waiver. Prior to the Effective Time, any provision of this Plan may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto, except that, after the vote by the shareholders of the Company, no amendment may be made that would contravene the applicable sections of the State Corporation Law.

     SECTION 9.4. Counterparts. This Plan may be executed and delivered in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.5. Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Michigan.

     SECTION 9.6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS PLAN OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.7. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby; provided, however, that Parent and the Company shall share equally all fees and expenses, other than accountants; attorneys' and filing fees, incurred in connection with the printing and filing of the S-4 and the Joint Proxy Statement (including any preliminary materials related thereto and any amendments or supplements thereof).

     SECTION 9.8. Notices. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram, telex or facsimile (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

     If to the Company, to:

               CB Financial Corporation
               One Jackson Square
               Jackson, Michigan 49201
               Facsimile: (517) 788-2867
               Attention: Brian D. Bell

               With copies to:


               Howard & Howard Attorneys, P.C.
               107 West Michigan Avenue, Suite 400
               Kalamazoo, Michigan 49007
               Facsimile:(616) 382-1568
               Attention:Joseph B. Hemker, Esq.

     If to Parent or Merger Sub, to:

               Citizens Banking Corporation
               One Citizens Banking Center
               Flint, Michigan 48502
               Facsimile: (810) 257-2570
               Attention: Thomas W. Gallagher

               With copies to:

               Dykema Gossett PLLC
               1577 North Woodward Avenue
               Suite 300
               Bloomfield Hills, Michigan  48304-2820
               Facsimile:  (810) 540-0763
               Attention:  Rex E. Schlaybaugh, Jr., Esq.


     SECTION 9.9. Entire Agreement; Etc. This Plan and the Stock Option Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Sections 5.6,
5.15 and 5.16 (which may only be enforced by any person who is not a party to this Plan after the Effective Time), nothing in this Plan is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Plan.

     SECTION 9.10. Assignment. This Plan may not be assigned by any party hereto without the written consent of the other parties, except that Parent and Merger Sub may assign all or any of their rights hereunder to any subsidiary thereof provided that no such assignment shall relieve the assigning party of its obligations hereunder.




                     [this space intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.


                             CITIZENS BANKING CORPORATION


                             By:     /s/  Robert J. Vitito
                                -----------------------------------------------
                             Name: Robert J. Vitito
                             Title: President and Chief Executive Officer


                             POLARIS ACQUISITION, INC.


                             By:     /s/  Thomas W. Gallagher
                                -----------------------------------------------
                                Name:Thomas W. Gallagher
                                Title:Secretary


                             CB FINANCIAL CORPORATION


                             By:     /s/  Brian D. Bell
                                -----------------------------------------------
                                Name: Brian D. Bell
                                Title: Chairman and Chief Executive Officer

                                   ANNEX 1



                            STOCK OPTION AGREEMENT

                             STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT, dated as of the 27th day of January, 1997 (this "Agreement"), between Citizens Banking Corporation ("Grantee") and CB Financial Corporation ("Issuer").

                                  WITNESSETH:


     WHEREAS, Grantee and Issuer, among others, are parties to an Agreement and Plan of Merger, dated as of the 27th day of January, 1997 (the "Plan"), which was executed by the parties hereto, among others; and

     WHEREAS, as a condition and inducement to Grantee's not terminating the Plan and in consideration therefor, Issuer is granting Grantee the option (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

     SECTION 1. Grant of Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 557,409 fully paid and nonassessable shares of common stock, par value $7.50 per share ("Common Stock"), of Issuer at a price per share equal to $37.66 (the "Initial Price"); provided, however, that in the event Issuer issues or agrees to issue (other than pursuant to options to issue Common Stock in effect as of the date hereof) any shares of Common Stock at a price less than the Initial Price (as adjusted pursuant to Section 5(b)), such price shall be equal to such lesser price (such price, as adjusted as hereinafter provided, the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     SECTION 2. Exercise of Option.

     (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time, (ii) 12 months after the first occurrence of a Purchase Event,
(iii) 18 months after the termination of the Plan following the occurrence of a Preliminary Purchase Event (as defined below), (iv) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Plan by Parent pursuant to Section 7.1(c)(i) thereof) or (v) 12 months after the termination of the Plan by Parent pursuant to Section 7.1(c)(i) thereof. The events described in clauses (i)-(v) in the preceding sentence are hereinafter collectively referred to as an "Exercise Termination Event."

     (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary") without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have modified, amended or withdrawn its recommendation or approval of the Plan or recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any of Issuer's bank subsidiaries ("Material Subsidiaries"), (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Material Subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or a Material Subsidiary; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

          (ii) Any person (other than Grantee or any Grantee Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder);

          (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any subsidiary of Grantee shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

          (iv) After a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan or the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, such meeting shall not have been held or shall have been canceled prior to termination of the Plan or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan; or

          (v) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other governmental authority or regulatory or administrative agency or commission (each, a "Governmental Authority") for approval to engage in an Acquisition Transaction.

     (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of 25% or more of the then outstanding Common Stock; or

          (ii)      The occurrence of a Preliminary Purchase Event described in
                    Section 2(b)(i) except that the percentage referred to in clause (z) shall be 25%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event; provided, however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the option.

     (e) In the event that Grantee is entitled to and wishes to exercise the option, it shall send to Issuer a written notice (the "Option Notice" and the date of which being hereinafter referred to as the "Notice Date") specifying
(i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a period of time (that shall not be less than three business days nor more than thirty business days) running from the Notice Date (the "Closing Date") and a place at which the closing of such purchase shall take place; provided, that, if prior notification to or approval of the Federal Reserve Board or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), (a) Grantee shall promptly file, or cause to be filed, the required notice or application for approval ("Notice/Application"), (b) Grantee shall expeditiously process, or cause to be expeditiously processed, the Notice/Application and (c) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated and
(y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a), any exercise of the option shall be deemed to occur on the Notice Date relating thereto. On or prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated.

     (f) At the closing referred to in Section 2(e), Grantee shall pay to Issuer the aggregate purchase price for the shares of Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock specified in the Option Notice and, if the option should be exercised in part only, a new option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder.

     (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:


          The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between Citizens Banking Corporation and CB Financial Corporation ("Issuer") dated as of the 27th day of January, 1997. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor.


It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificates without such reference, if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, Grantee shall be deemed to be the holder of record of the number of shares of Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state, foreign and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee.

     SECTION 3. Agreements of Issuer. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the option that number of authorized and reserved shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended ("BHC Act"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require) in order to permit Grantee to exercise the option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

     SECTION 4. Exchange of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     SECTION 5. Adjustment Upon Changes in Capitalization. The number of shares of Common Stock purchasable upon the exercise of the option shall be subject to adjustment from time to time as follows:

     (a) In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of the option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

     (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     SECTION 6. Registration Rights.

     (a) At any time after the occurrence of a Purchase Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become effective, and to remain current and effective for a period not in excess of 180 days from the day such registration statement first becomes effective, in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 30 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential.
Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offering or inclusion of the Option Shares would interfere materially with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of Grantee shall constitute at least 33 1/3% of the total number of shares of Grantee and Issuer covered in such registration statement; provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6(a) shall be permitted or occur and the Grantee shall thereafter be entitled to one additional registration statement. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any option with respect to any exercise notice pursuant to Section 2(e), Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares issuable upon the exercise of such Option and Grantee shall not be deemed to have demanded registration of Option Shares.

     (b) In the event that Grantee requests Issuer to file a registration statement following the failure to obtain any approval required to exercise the Option as described in Section 9, the closing of the sale or other disposition of the Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option.

     SECTION 7. Repurchase of Option.

     (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, (i) at the request (the date of such request being the "Option Repurchase Request Date") of Grantee, Issuer shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised and (ii) at the request (the date of such request being the "Option Share Repurchase Request Date") of the owner of Option Shares from time to time (the "Owner"), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the highest last sale price for shares of Common Stock within the 360-day period ending on the Option
Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, listed on either the OTC Bulletin Board, The Nasdaq Stock Market or such other principal market or exchange on which the Common Stock is traded (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source), (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be the value determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

     (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation or as a consequence of administrative policy.

     (c) Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing any Option and/or any Option Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

     (d) Issuer shall not enter into any agreement with any party (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other party thereto assumes all the obligations of Issuer pursuant to this
Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other party to perform such obligations.

     SECTION 8. Substitution of Option.

     (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its or any Material Subsidiary's assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the "Substitute Option Issuer").

     (b) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

     (c) The Substitute Option shall otherwise have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the option, such terms shall be as similar as possible and in no event less advantageous to Grantee, and provided further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7.

     (d)  The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and
                    (iii) the transferee of all or any substantial part of the Issuer's assets (or the assets of any of Issuer's Material Subsidiaries).

          (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

          (iii) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such merging person, as Grantee may elect.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding immediately prior to the issuance of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause
(e) over (ii) the value of the Substitute Option after giving effect to the limitation in the clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer.

     SECTION 9. Approvals. Notwithstanding Sections 2, 6 and 7, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals (including any required waiting periods) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise; provided that in no event shall any closing date occur more than 18 months after the related Notice Date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the Federal Reserve Board or any other Governmental Authority despite the best efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the Federal Reserve Board or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section 6. Nothing contained in this Agreement shall restrict Grantee from specifying alternative means of exercising rights pursuant to Sections 2, 6 or 7 hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

     SECTION 10. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     SECTION 11. Assignment.

     (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Preliminary Purchase Event; provided, however, that until the date at which the Federal Reserve Board has approved an application by Grantee under the BHC Act to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option, other than to a wholly owned subsidiary of Grantee, except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

     (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:


          The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between Citizens Banking Corporation and CB Financial Corporation, ("Issuer") dated as of the 27th day of January, 1997. A copy of such agreement is on file at the principal office of Issuer and will be provided to any permitted assignee of the option without change upon receipt by Issuer of a written request therefor.

It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute assignments without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute assignments without such reference if the Option has been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such assignments shall bear any other legend as may be required by law.

     SECTION 12. Consents. Each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and Governmental Authorities necessary for the consummation of the transactions contemplated by this Agreement, including, without limitation, making application, if necessary, for listing of the shares of Common Stock issuable hereunder on any exchange or quotation system and applying to the Federal Reserve Board under the BHC Act and to state and foreign banking authorities for approval to acquire the shares issuable hereunder.

     SECTION 13. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     SECTION 14. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1 (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     SECTION 15. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Plan.

     SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

     SECTION 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution.

     SECTION 18. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     SECTION 19. Entire Agreement; No Third-Party Beneficiary. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     SECTION 20. Definitions. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned thereto in the Plan.

     SECTION 21. Conflict With Plan. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Plan.

     SECTION 22. Majority in Interest. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

     SECTION 23. Further Assurances. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     SECTION 24. Shareholder Rights. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

     SECTION 25. Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                     [this space intentionally left blank]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.



                                 CB FINANCIAL CORPORATION


                                 By:____________________________________________
                                    Name: Brian D. Bell
                                    Title: Chairman and Chief Executive Officer



                                 CITIZENS BANKING CORPORATION


                                 By:____________________________________________
                                    Name: Robert J. Vitito
                                    Title: President and Chief Executive Officer

                                    ANNEX 2


                                AFFILIATE LETTER

                               [AFFILIATE LETTER]


                                     [Date]


Citizens Banking Corporation
One Citizens Banking Center
Flint, Michigan 48502

Gentlemen:

     This letter agreement (this "Agreement") is being delivered in accordance with Section 5.11 of the Agreement and Plan of Merger, dated as of January 27, 1997 (the "Merger Agreement"), by and among Citizens Banking Corporation ("Parent"), Polaris Acquisition, Inc., a wholly-owned subsidiary of Parent ("Merger Sub") and CB Financial Corporation (the "Company"). The Merger Agreement provides, among other things, for the merger of Merger Sub with and into the Company (the "Merger"), pursuant to which each share of the common stock, par value $7.50 per share ("Company Common Stock"), of the Company will be converted into shares of common stock of Parent ("Parent Common Stock," and, together with the Company Common Stock, the "Common Stock"), on the basis described in the Merger Agreement.

     1. The undersigned ("Shareholder") hereby represents, warrants, covenants and agrees as follows:

          (a) Shareholder has full power to execute this Agreement and to make the representations, warranties, covenants and agreements herein and to perform its obligations hereunder.

          (b) Shareholder understands that as of the date of this letter it may be deemed to be an "affiliate" of [the Company] [Parent] as such term is (i) used in Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Securities Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135 of the SEC (an "Affiliate").

          (c) Shareholder is the beneficial or record owner of shares of Common Stock and/or options, warrants or other rights exercisable for or convertible into shares of Common Stock (collectively, the "Rights"), (all such shares and Rights, including any hereafter acquired, the "Shares").

          (d) Shareholder will not sell, transfer or otherwise dispose of or offer or agree to sell, transfer or dispose of or in any other way reduce Shareholder's risk of ownership or investment in (any of the foregoing, a "Disposition") any of the shares of Parent Common Stock issued to the undersigned in the Merger pursuant to the terms of the Merger Agreement (the "Parent Shares") in violation of the Securities Act or the Rules and Regulations.

          (e) Shareholder understands that the issuance of Parent Common Stock pursuant to the Merger has been registered with the SEC under the Securities Act on a Registration Statement on Form S-4 and that, because at the time the Merger Agreement is submitted to a vote of the stockholders of the Company, Shareholder may be deemed to be an Affiliate of [the Company] [Parent] and the distribution by Shareholder of any shares of Parent Common Stock has not been registered under the Securities Act, Shareholder may not make any Disposition of the Parent Shares unless (i) such Disposition has been registered under the Securities Act,
(ii) such Disposition is made in conformity with Rule 145 promulgated by the SEC under the Securities Act, or (iii) Parent has received an opinion of counsel, which opinion and counsel shall be reasonably acceptable to Parent, to the effect that such Disposition is otherwise exempt from registration under the Securities Act.

          (f) Shareholder understands that stop transfer instructions will be given to all transfer agents for the Parent Common Stock (with respect to Parent Shares) and that there will be placed on the certificates evidencing the Parent Shares, or any replacements or substitutions therefor, a legend stating in substance:


               THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED , 1997 BETWEEN THE REGISTERED HOLDER HEREOF AND CITIZENS BANKING CORPORATION AND, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF CITIZENS BANKING CORPORATION.


          (g) Shareholder also understands that unless a Disposition of the Parent Shares has been registered under the Securities Act or is made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates evidencing any of the Parent Shares issued to any transferee of Shareholder:


               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE

               SHARES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.


          (h) It is understood and agreed that the legends set forth in Sections 1(f) and 1(g) above shall be removed by delivery of substitute certificates without such legend if Shareholder has delivered to Parent (i) an opinion of counsel (or other evidence), which opinion and counsel (or such other evidence) shall be reasonably satisfactory to Parent, or a letter from the staff of the SEC, to the effect that such legend is not required for purposes of the Rules and Regulations or the Securities Act or (ii) evidence or representations satisfactory to Parent that the Parent Shares represented by such certificates are being or have been sold in a transaction made in conformity with Rule 145(d).

     2. Shareholder understands that the Merger will be accounted for using the "pooling-of-interests" method and that such treatment for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties, and the compliance by Shareholder with certain of the covenants and agreements, set forth herein. Accordingly, Shareholder further hereby covenants and agrees (in addition to the other covenants and agreements in this Agreement) that it will not make any Disposition: (i) of the Shares in the 30-day period immediately preceding the Effective Time or (ii) of the Parent Shares after the Effective Time until Parent shall have publicly released a report including the combined financial results of Parent and the Company for a period of at least 30 days of combined operations of Parent and the Company. Shareholder understands that stop transfer instructions will be given to the transfer agents of Parent and the Company in order to prevent any breach of the covenants and agreements made by Shareholder in this Section 2, although such stop transfer instructions will be promptly rescinded upon the publication of the financial report referred to in clause (ii) of the immediately preceding sentence.

     3. Shareholder further understands and agrees that the representations, warranties, covenants and agreements of Shareholder set forth herein are for the benefit of Parent, the Company and the Surviving Corporation (as defined in the Merger Agreement) in the Merger and will be relied upon by such entities and their respective counsel and accountants.

     4. This Agreement will be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of Shareholder and any pledgees holding the Shares as collateral. If the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, this Agreement will thereupon automatically terminate.

                                     Very truly yours,


                                     ______________________________
                                     Name:

                                     Address:______________________

                                             ______________________

                                             ______________________





AGREED TO AND ACCEPTED:

CITIZENS BANKING CORPORATION


By:___________________________
   Name:
   Title:

The Agreement and Plan of Merger does not contain the "Company Disclosure Letter" or the "Parent Disclosure Letter," which include routine background information relating to the parties. The Registrant will furnish supplementally a copy of the omitted material to the Commission upon request.